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                                                                    Exhibit 99.1
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                VESTA INSURANCE GROUP ANNOUNCES THE CLOSING OF A
                   PRIVATE PLACEMENT AND NEW CREDIT FACILITY

        Company Enhances Its Financial Flexibility and Capital Structure

BIRMINGHAM, Ala., Sept. 30 /PRNewswire/ -- Vesta Insurance Group, Inc. (NYSE:
VTA - news), announced today the closing of a $25 million private placement of convertible preferred shares and the closing of a new $20 million credit facility. The Company will utilize the proceeds from these two transactions and its $11.2 million sale of Vesta County Mutual, which closed on September 15th, to pay off its $56 million credit facility with First Union National Bank.

"With the closing of the private placement and the new credit facility, all three agreements we recently signed aimed at enhancing Vesta's financial flexibility and capital structure have come to fruition," stated James E. Tait, Executive Vice President and Chief Financial Officer of Vesta Insurance Group. "These transactions have enabled Vesta to accomplish three core objectives. We have reduced the Holding Company's debt, increased its equity position, and established a credit facility with more favorable terms."

Vesta announced the closing of the $25 million private placement of its Series A Convertible Preferred Stock with The Birmingham Investment Group, LLC. The Birmingham Investment Group has purchased from the Company 2,950,000 shares of the Company's Preferred Stock at a price of $8.50 per share. Each share of Preferred Stock will be convertible into two shares of Common Stock and will carry a dividend rate of 9% prior to conversion. The Preferred Stock will automatically be converted into shares of Common Stock at the date at which the stock of the Company achieves an average closing price of $8.00 a share for twenty consecutive trading days. Two members of the Birmingham Investment Group, James A. Taylor Sr. and Larry D. Striplin, have joined the board of directors of Vesta Insurance.

Vesta Insurance also announced that it has closed on a $20 million credit facility with The Banc Corporation and its subsidiary, The Bank. The new facility has an initial term of two years.

"The relationship that The Bank is entering into with Vesta is a tremendous opportunity for both organizations," said James A. Taylor, Sr., Chairman of the Board, President and Chief Executive Officer of The Banc Corporation (Nasdaq:
TBNC - news). "The benefits for Vesta, The Bank, and The Banc Corporation will be mutual and significant."

"The closing of the private placement and the credit facility underscores the success the Company has made in improving its financial position," stated Norman W. Gayle, President and Chief Executive Officer of Vesta Insurance. "We have enhanced our financial flexibility, returned the Company to profitability, and have the momentum to continue making progress."

Vesta Insurance Group, Inc., headquartered in Birmingham, Alabama, is a holding company for a group of property and casualty insurance companies.
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Any statement contained in this report which is not a historical fact, or which might otherwise be considered a statement concerning the management's plans and/or objectives for future operations or the Company's anticipated future economic performance, whether expressed or implied, is meant as and should be considered a forward-looking statement as the term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained in this press release are based on the assumption that the transactions announced herein will actually be consummated, and a failure to consummate any of these transactions may cause actual future operations and results to differ materially from those contemplated by the forward-looking statements. In addition, these forward-looking statements are based on other assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to changes in market conditions, natural disasters and other catastrophic events; increased competition, changes in availability and costs of reinsurance; changes in governmental regulations, in general economic conditions, as well as other risks more completely described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-k. If any of these assumptions or opinions prove incorrect, any forward-looking statements made on such assumptions or opinions may also prove materially incorrect in one or more respects.

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